Exhibit 10.1

September 22, 2023

VIA ELECTRONIC AND REGULAR MAIL

Avalo Therapeutics, Inc. (f/k/a Cerecor Inc.)
540 Gaither Road, Suite 400
Rockville, MD 20850
Attn: Garry Neil, Chief Executive Officer

Re: Avalo Therapeutics, Inc. (f/k/a Cerecor Inc.) Payoff Letter

Dear Mr. Neil:

Reference is hereby made to that certain (a) Venture Loan and Security Agreement dated as of June 4, 2021 (as amended from time to time, the “Loan Agreement”) by and among Avalo Therapeutics, Inc. (“Borrower”), Horizon Credit II LLC (“HCII”), as an assignee of Horizon Technology Finance Corporation (“Horizon”), Horizon Funding Trust 2019-1 (“Horizon Trust”), as an assignee of Horizon, Horizon Funding I, LLC (“HFI”), as an assignee of Horizon, and Powerscourt Investments XXV Trust (“PC Trust” and collectively with HCII, HFI and Horizon Trust, “Lenders”), and Horizon as Collateral Agent (“Collateral Agent”), (b) Secured Promissory Note (Loan A) dated June 4, 2021 in the original principal amount of Five Million Dollars ($5,000,000) held by HCII (the “Loan A Note”), (c) Secured Promissory Note (Loan B) dated June 4, 2021 in the original principal amount of Five Million Dollars ($5,000,000) held by Horizon Trust (the “Loan B Note”), (d) Secured Promissory Note (Loan C) dated June 4, 2021 in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) held by HFI (the “Loan C Note”), (e) Secured Promissory Note (Loan D) dated June 4, 2021 in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) held by PC Trust (the “Loan D Note”), (f) Secured Promissory Note (Loan E) dated July 30, 2021 in the original principal amount of Five Million Dollars ($5,000,000) held by HFI (the “Loan E Note”), (g) Secured Promissory Note (Loan F) dated July 30, 2021 in the original principal amount of Five Million Dollars ($5,000,000) held by HCII (the “Loan F Note”), (h) Secured Promissory Note (Loan G) dated September 29, 2021 in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) held by HCII (the “Loan G Note”), and (i) Secured Promissory Note (Loan H) dated September 29, 2021 in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) held by HCII (the “Loan H Note”, and collectively with the Loan A Note, Loan B Note, Loan C Note, Loan D Note, Loan E Note, Loan F Note and Loan G Note, the “Notes”). Other capitalized terms used herein, but not defined, shall have the meanings given such terms in the Loan Agreement.

Payment of the sum of (a) $6,254,028.90 to HCII, plus, if payment is made after 10:00 AM Eastern time on September 25, 2023 (“Anticipated Payoff Date”), but prior to 10:00 AM Eastern time on September 30, 2023 $2,353.93 for each day after the Anticipated Payoff Date on which payment is received by HCII (collectively, the “HCII Payoff Amount”), plus (b) $1,970,872.07 to Horizon Trust, plus, if payment is made after 10:00 AM Eastern time on the Anticipated Payoff Date, but prior to 10:00 AM Eastern time on September 30, 2023, $738.49 for each day after the Anticipated Payoff Date on which payment is received by Horizon Trust (collectively, the “Horizon Trust Payoff Amount”), plus (c) $3,070,111.87 to HFI, plus, if payment is made after 10:00 AM Eastern time on the Anticipated Payoff Date, but prior to 10:00 AM Eastern time on September 30, 2023, $1,153.88 for each day after the Anticipated Payoff Date on which payment is received by HFI (collectively, the “HFI Payoff Amount”), plus (d) $2,956,307.53 to PC Trust, plus, if payment is made after 10:00 AM Eastern time on the Anticipated Payoff Date, but prior to 10:00 AM Eastern time on September 30, 2023, $1,107.73 for each day after the Anticipated Payoff Date on which payment is received by PC Trust (collectively, the “PC Trust Payoff Amount”, and collectively with the HCII Payoff Amount, Horizon Trust Payoff Amount, and HFI Payoff Amount, the “Payoff Amount”), will constitute automatically and without any further action on the part of the Borrower or any Lender or the Collateral Agent (i) payment in full of
312 Farmington Avenue, Farmington, CT 06032 (860) 676-8654 Fax (860) 676-8655 horizontechfinance.com

Avalo Therapeutics, Inc. (f/k/a/ Cerecor Inc.)
September 22, 2023

all outstanding indebtedness and obligations owing to any Lender and/or the Collateral Agent from the above Borrower in connection with the Loan Agreement, the Notes and any other Loan Documents (excluding the Warrants); (ii) termination of all unfunded commitments to make credit extensions or financial accommodations to Borrower or any other person under the Loan Agreement; (iii) termination and release of all security interests and other liens of every type at any time granted to or held by Collateral Agent and each Lender as security for such indebtedness; (iv) termination, release and discharge of all other obligations of Borrower under the Loan Agreement and all other Loan Documents (excluding the Warrants); and (v) termination of the Notes, which shall be of no further force and effect; provided, however, the obligations set forth in Section 10.3 of the Loan Agreement shall survive pursuant to Section 12.8 thereof, and the Borrower’s obligations under the Warrants shall survive pursuant to their terms.
Upon receipt of the Payoff Amount by wire transfers of freely and immediately available funds as set forth below (the “Payoff Date”), Lenders and Collateral Agent each (a) authorize the Borrower to prepare and file such UCC Termination Statements to terminate all UCC Financing Statements in each Lender’s and Collateral Agent’s favor with respect to the Borrower and the Collateral and all other documents necessary to evidence the release of each Lender’s and Collateral Agent’s liens and security interests in all assets of the Borrower and (b) agree that each will sign and deliver to Borrower, at Borrower’s sole cost and expense, any other documents and take such other actions as Borrower shall reasonably request to terminate all of each Lender’s and Collateral Agent’s liens and security interests in all assets of the Borrower. Other than the transactions evidenced by the Loan Documents, no Lender has any other financing arrangements with Borrower or any of Borrower’s affiliates. Notwithstanding anything in this Letter Agreement, to the extent that any payments or proceeds (or any portion thereof) received by any Lender shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy law, state or federal law, common law, equitable cause or otherwise required to be returned for any other reason, then to the extent that the payment or proceeds is rescinded or must otherwise be restored by any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, any obligations or any part thereof which were intended to be satisfied shall be revived and continue to be in full force and effect against the Borrower and its respective successors and assigns, as if the payment or proceeds had never been received by such Lender, and this letter shall in no way impair the claims of any Lender with respect to any such revived obligations.
In addition, Borrower agrees that, on and after the Payoff Date, Borrower releases each Lender and Collateral Agent, and each of their affiliates and subsidiaries, officers, directors, employees, shareholders, agents and representatives, as well as its successors and assigns, from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which Borrower ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Loan Agreement.

Avalo Therapeutics, Inc. (f/k/a/ Cerecor Inc.)
September 22, 2023

The HCII Payoff Amount shall be tendered by Borrower to HCII using the following wire instructions:

Credit:
Bank Name:
Accounting No.:
ABA Routing No.:
Reference:

The Horizon Trust Payoff Amount shall be tendered by Borrower to Horizon Trust using the following wire instructions:

Credit:
Bank Name:
Accounting No.:
ABA Routing No.:
Reference:

The HFI Payoff Amount shall be tendered by Borrower to HFI using the following wire instructions:

Credit:
Bank Name:
Accounting No.:
ABA Routing No.:
Reference:

The PC Trust Payoff Amount shall be tendered by Borrower to PC Trust using the following wire instructions:

Credit:
Bank Name:
Accounting No.:
ABA Routing No.:
Reference:

[Remainder of page intentionally blank. Signature page follows.]

Please note that the above Payoff Amount is accurate through September 30, 2023 and assumes no principal paydown or changes in the Loan Rate through such date. If payment is made after such date, principal is paid down before such date, or if there is a change in the Loan Rate, please contact the undersigned for a new payoff amount and per diem rate. Nothing contained herein shall modify or amend the Borrower’s obligation to make the scheduled payments set forth in the Notes, until such time as each Lender has received the Payoff Amount. This Payoff Letter shall be governed by the laws of the State of Connecticut. This Payoff Letter may be executed by any of the parties hereto on separate counterparts, and may be delivered by facsimile transmission or other electronic means, including .pdf, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Sincerely yours,

LENDERS:

HORIZON CREDIT II LLC

By:	/s/ Daniel S. Devorsetz
Name:	Daniel S. Devorsetz
Title:	Executive Vice President, Chief Operating Officer and Chief Investment Officer

HORIZON FUNDING TRUST 2019-1
By:	Horizon Technology Finance Corporation, its agent

By:	/s/ Daniel S. Devorsetz
Name:	Daniel S. Devorsetz
Title:	Executive Vice President, Chief Operating Officer and Chief Investment Officer

HORIZON FUNDING I, LLC
By:	Horizon Secured Loan Fund I LLC, its sole member

By:	/s/ Daniel S. Devorsetz
Name:	Daniel S. Devorsetz
Title:	Manager

POWERSCOURT INVESTMENTS XXV, TRUST
By:	1485 Management, LLC, as Trust’s Agent

By:	/s/ Glenn Guszkowski
Name:	Glenn Guszkowski
Title:	Authorized Signatory

(Signature page to Avalo Payoff Letter)

COLLATERAL AGENT:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Daniel S. Devorsetz
Name:	Daniel S. Devorsetz
Title:	Executive Vice President, Chief Operating Officer and Chief Investment Officer

Acknowledged and agreed:
AVALO THERAPEUTICS, INC.

By:	/s/ Garry Neil
Name:	Garry Neil
Title:	Chief Executive Officer

(Signature page to Avalo Payoff Letter)